EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Amended and Restated Quarterly Report of Hemispherx Biopharma, Inc. (the “Company”) on Form 10-Q/A for the fiscal quarter ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles T. Bernhardt, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 11, 2011

/s/ Charles T. Bernhardt
Charles T. Bernhardt, CPA
Chief Financial Officer